ARTICLES OF MERGER

                                       OF

                                 GENROCO, INC.
                             (A Nevada Corporation)

                                      into

                                CARLSGOOD, INC.
                           (A Wisconsin Corporation)

Pursuant to Section 180.65 of the Wisconsin Business Corporation Law, CARLSGOOD, INC. ("Surviving Corporation"), a Wisconsin corporation, and GENROCO, INC. ("Merging Corporation"), a Nevada corporation, hereby execute the following Articles of Merger:

                                   ARTICLE I

Plan of Merger

The Plan of Merger is the Agreement and Plan of Merger attached hereto as Exhibit A and incorporated herein by reference.

                                   ARTICLE II

Number of Shares Outstanding

The number of outstanding shares of each corporation and the total number of shares of each corporation required for approval of the Plan of Merger are as follows:

                                                     Number of Shares
                                      Shares           Required for
    Name               Class       Outstanding      Approval of Merger
    ----               -----       -----------      ------------------
GENROCO, INC.        Common         14,625,000           7,312,501
                     Preferred         None                  -

Carlsgood, Inc.      Common            100                  51
                     Preferred         None                  -

                                  ARTICLE III

Shareholder Approval

The aforesaid Plan of Merger was approved by 11,565,104 shares of the Merging Corporation and no shares voted against the Plan of Merger at a duly called meeting of its shareholders and by the unanimous written consent of the sole holder of the common stock of the Surviving Corporation.

                                   ARTICLE IV

Registered Office

The county is which the Registered Office of each corporation is located is as follows:

Name                                      County
-----                                     ------
GENROCO, INC.                         Clark, Nevada
Carlsgood, Inc.                Washington County, Wisconsin

                                   ARTICLE V

Effective Date

The effective date of the Merger shall be the close of business on March 31, 1990.

IN WITNESS WHEREOF, each of the parties hereto have caused these Articles of Merger to be executed in its behalf on this 7th day of March, 1990.

                                   GENROCO, INC.
                                   (Merging Corporation)


(No Corporate Seal)                By: /s/ Carl A. Pick
                                       ---------------------------
                                       Carl A. Pick, President


                                   Attest: /s/ Peter Kerwin
                                           -----------------------
                                           Peter Kerwin, Secretary

                                   Carlsgood, Inc.
                                   (Surviving Corporation)


(No Corporate Seal)                By: /s/ Carl A. Pick
                                       ---------------------------
                                       Carl A. Pick, President


                                   Attest: /s/ Peter Kerwin
                                           -----------------------
                                           Peter Kerwin, Secretary

STATE OF WISCONSIN  )
                    :    ss.
COUNTY OF           )

On this 7th day of March, 1990, personally came before me, a notary public, the above named Carl A. Pick and Peter Kerwin, who acknowledged that they executed the foregoing Articles of Merger as President and Secretary of each of the constituent corporations.

                                        -----------------------------------
                                        Notary Public, State of Wisconsin
                                        My Commission: --------------------